Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 002-77235, 033-29022, 033-33458, 033-34406, 033-53777, 033-60225, 033-60227, 033-60237, 033-60815, 333-01411, 033-52931, 033-33590, 333-76914, 333-87708, 333-09055, 333-23315, 333-31305, 333-41813, 333-44981, 333-48435, 333-81157, 333-87751, 333-87859, 333-87925, 333-30424, 333-33692, 333-36510, 333-102872, 333-102870, 333-103471, 333-104806, 333-114190, 333-131934, 333-138326, 333-138327, 333-148964, 333-170559, 333-171968, 333-196722, 333-232585(1), 333-232585(2) and 333-259965) and Form S-3 (Nos. 033-49475(1), 033-31732, 333-03763, 333-27669, 333-32690, 333-101034, 333-276739) of International Business Machines Corporation of our report dated February 26, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2023 Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 26, 2024 relating to the financial statement schedule which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
February 26, 2024